Exhibit 4.9

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 11th day of November, 2008, by and among (i) ARYx Therapeutics, Inc., a Delaware corporation (the “Company”), (ii) each party listed on Exhibit A attached hereto (collectively, the “Initial Investors” and each individually, an “Initial Investor”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 14 hereof (collectively, the “Investor Permitted Transferees” and each individually an “Investor Permitted Transferee”).

WHEREAS, the Company has agreed to issue and sell to the Initial Investors, and the Initial Investors have agreed to purchase from the Company, an aggregate of nine million six hundred forty-nine thousand five hundred forty-five (9,649,545) shares (the “Purchased Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase an aggregate of two million eight hundred ninety-four thousand eight hundred sixty-four (2,894,864) shares of Common Stock (each a “Warrant” and together the “Warrants”), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the “Securities Purchase Agreement”); and

WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Initial Investors to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.                                       DEFINITIONS.  The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Board” shall mean the board of directors of the Company.

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Investors” shall mean, collectively, the Initial Investors and the Investor Permitted Transferees; provided, however, that the term “Investors” shall not include any of the Initial Investors or any of the Investor Permitted Transferees that does not own or hold any Registrable Shares.

“Majority Holders” shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

“Qualifying Holder” shall have the meaning ascribed thereto in Section 14 hereof.

“Registrable Shares” shall mean the Purchased Shares and the Underlying Shares, provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Purchased Shares or Underlying Shares that become or have become eligible for resale without restrictions or volume limitations pursuant to Rule 144 or as a result of a subsequent sale made pursuant to Regulation S under the Securities Act.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Underlying Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

2.                                       EFFECTIVENESS; TERMINATION.  This Agreement shall become effective and legally binding only if the Closing occurs.  This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the termination of the Securities Purchase Agreement pursuant to Section 7 thereof.

3.                                       MANDATORY REGISTRATION.

(a)                                  Within thirty-five (35) days after the Closing Date, the Company will prepare and file with the SEC a registration statement on Form S-3 (or such other form as may be then available to the Company) for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the “Registration Statement”). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company agrees to use reasonable best efforts to cause the Registration Statement to become effective as soon as practicable, but in no event later than ninety (90) days after the Closing Date (or one hundred twenty (120) days if the Registration Statement is reviewed by the SEC)(the “Effectiveness Deadline”).  In the event that, after the Closing Date and before the Registration Statement is declared effective, there is an act of God, war or terror that has the effect of causing a delay in the effectiveness of the Registration Statement, the Effectiveness Deadline will be extended by a number of days equal to the days of any such act, plus ten (10) additional days. Notwithstanding the foregoing, if the Company is required to file the Registration Statement on a Form S-1, then the Company shall have ninety (90) days from the Closing Date to prepare and file the Registration Statement and the Effectiveness Deadline shall be, in such case, one hundred eighty (180) days after the Closing Date.

(b)                                 The Company shall be required to keep the Registration Statement effective until such date that is the earlier of (i) the date as of which all of the Registrable Shares  (excluding such Registrable Shares as are registered pursuant to any other effective Registration Statement) are freely tradable (without any volume limitations) by the Investors pursuant to Rule 144 promulgated under the Securities Act or any successor or substitute rule, law or provision, or

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(ii) the date when all of the Registrable Shares registered thereunder shall have been sold (such date is referred to herein as the “Mandatory Registration Termination Date”).  Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

(c)                                  The offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

4.                                       PENALTIES/SUSPENSION OF THE REGISTRATION STATEMENT

(a)                                  If a Registration Statement covering the Registrable Shares is not filed with the SEC on or prior to thirty-five (35) days after the Closing Date (which shall be ninety (90) days from the Closing Date in the event the Company is required to file the Registration Statement on a Form S-1) (the “Filing Deadline”), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Investor for each 30-day period beyond the Filing Deadline during which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Shares  (a “Penalty Period”).  The amounts payable as liquidated damages pursuant to this paragraph shall be paid, in cash in lawful money of the United States, within ten (10) business days of the last day of each such Penalty Period until the filing of the Registration Statement; provided, however, that the amount payable to the Investors hereunder for any partial Penalty Period shall be pro-rated for the number of actual days during such Penalty Period during which a registration default pursuant to this Section 4(a) remains uncured.

(b)                                 The Company shall notify the Investors by facsimile or e-mail as promptly as practicable after the Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.  If (A) a Registration Statement covering the Registrable Shares is not declared effective by the SEC by the Effectiveness Deadline or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Shares covered thereby due to market conditions, and except as excused pursuant to Section 13 below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Investor for each 30-day period, or pro rata for any portion thereof, following the date by which such Registration Statement should have been effective and beyond any applicable Suspension Period, but was not so effective or available (the “Blackout Period”).  The amounts payable as liquidated damages pursuant to this paragraph shall be paid, in cash in lawful money of the United States, monthly within ten (10) business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period; provided, however, that the amount payable to the Investors hereunder for any partial Blackout Period shall be pro-rated for the number of actual days during such Blackout period during which a registration default pursuant to this Section 4(b) remains uncured.

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(c)                                  No Investor shall be entitled to a payment pursuant to this Section 4 if effectiveness of a registration statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Investor to promptly provide on request by the Company the information required under the Securities Purchase Agreement or this Agreement or requested by the SEC as a condition to effectiveness of the Registration Statement; (ii) the provision of inaccurate or incomplete information by such Investor; or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the Securities Act.

5.                                       “PIGGYBACK” REGISTRATION RIGHTS.

(a)                                  If, at any time prior to the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or applicable successor Forms), the Company shall, each such time, give to the Investors holding Registrable Shares written notice of its intent to do so.  Upon the written request of any such Investor given within twenty (20) days after the giving of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be included in such registration the Registrable Shares of such selling Investor, to the extent requested to be registered; provided that (i) the number of Registrable Shares proposed to be sold by such selling Investor is equal to at least fifty percent (50%) of the total number of Registrable Shares then held by such participating selling Investor, (ii) such selling Investor agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register, and (iii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of such selling Investor’s Registrable Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of such selling Investor shall be as provided in Section 5(b) hereof.

(b)                                 If a registration pursuant to Section 5(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 5(a) to the contrary, the Company shall be required to include in such registration only the number of shares of Common Stock which the Company is so advised can be sold in such offering, according to the following priority: (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Investors) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Investors), and (ii) second, the shares of Common Stock requested to be included in such

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registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Investors), pro rata among such other stockholders (including, without limitation, the Investors) on the basis of the number of shares of Common Stock that each of them requested to be included in such registration.

(c)                                  In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 5 or otherwise to include the Registrable Shares of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

6.                                       DEMAND REGISTRATION RIGHTS.

(a)                                  If, at any time prior to the Mandatory Registration Termination Date, the Registration Statement is no longer effective, subject to the conditions set forth in this Section 6, the Company shall receive a written request from Growth Equity Opportunities Fund, LLC (“NEA”), that the Company file a registration statement under the Securities Act covering the registration of Registrable Shares then held by NEA, then the Company shall, within sixty (60) days of the receipt thereof, give written notice of such request to all Investors, and subject to the limitations of this Section 6, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Shares that all Investors request to be registered, which registration statement may require the Company to use a Registration Statement on Form S-1.

(b)                                 The Company shall not be required to effect a registration pursuant to this Section 6:

(i)                                     after the Company has effected one registration pursuant to this Section 6;

(ii)                                  during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a registration statement on Form S-8; provided, that the Company makes reasonable good faith efforts to cause such registration statement to become effective; and

(iii)                               if the Company shall furnish to NEA a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time because such action (x) would materially interfere with a significant acquisition, corporate reorganization or financing or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (provided, that no such information will be disclosed to such Investors) or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of NEA, provided, that such right to delay a request shall be exercised by

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the Company not more than once; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than pursuant to a registration statement on Form S-4 or S-8).

7.                                       OBLIGATIONS OF THE COMPANY.  In connection with the Company’s obligation under Section 3 and, if applicable, Section 6 hereof to file a registration statement with the SEC and to use its reasonable best efforts to cause such registration statement to become effective, the Company shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

(b)                                 Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 7(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors’ Registrable Shares;

(c)                                  Notify the selling Investors, at any time during which a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice and provide a copy thereof to each selling Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the selling Investors will not offer or sell Registrable Shares until the Company has notified the selling Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 7(c) and deliver copies of same as above provided in Section 7(b) hereof); and

(d)                                 Use commercially reasonable efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such states as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, if any, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling

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Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(e)                                  Subject to the terms and conditions of this Agreement, including Section 4 hereof, the Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Shares of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f)                                    The Company shall (i) comply with all requirements of the NASDAQ Stock Market LLC with regard to the issuance of the Registrable Shares and the listing thereof on the NASDAQ Global Market, and (ii) engage a transfer agent and registrar to maintain the Company’s stock ledger for all Registrable Shares covered by the Registration Statement not later than the effective date of the Registration Statement.

8.                                       FURNISH INFORMATION.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.  Each Investor shall promptly notify the Company of any changes in the information furnished to the Company.

9.                                       EXPENSES OF REGISTRATION.  Except as set forth in Section 7(d), all expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company. The Company shall reimburse NEA for all documented legal, due diligence and other fees and expenses incurred by NEA with respect to review of the Registration Statement required to be filed pursuant to this Agreement (not to exceed $10,000).

10.                                 DELAY OF REGISTRATION.  The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

11.                                 INDEMNIFICATION.

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, any investment banking firm acting as an underwriter for the selling Investors, any broker/dealer acting on behalf of any selling Investors and each officer, director, partner, manager and/or member of such selling Investor, such underwriter, such broker/dealer and each person, if any, who controls such selling Investor, such underwriter or broker/dealer within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the

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Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such selling Investor, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors or (ii) an untrue statement or alleged untrue statement or omission in the Registration Statement or any prospectus that is corrected in any subsequent amendment or supplement to the Registration Statement or prospectus that was delivered to the selling Investor before the pertinent sale or sales by the selling Investor.

(b)                                 To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any investment banking firm acting as underwriter for the Company or the selling Investors, or any broker/dealer acting on behalf of the Company or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (i) was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus or (ii) was corrected in any subsequent amendment or supplement to the Registration Statement or prospectus that was

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delivered to the selling Investor before the pertinent sale or sales by the selling Investor and such corrected amendment or supplement to the Registration Statement or prospectus was not delivered to the purchaser; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Shares covered by the Registration Statement, and provided, further, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c)                                  Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties and the indemnified parties.  In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party’s expenses for the period prior to the date of its participation in such defense.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in any such proceeding. It is understood that the indemnifying party shall not, in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm  (in addition to one local counsel in each applicable jurisdiction) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 11.

(d)                                 Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject

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matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

(e)                                  If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several, and not joint, in proportion to their sales of Registrable Shares to which such loss relates.

(f)                                    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 11, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 11 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

12.                                 REPORTS UNDER THE EXCHANGE ACT.  With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Purchased Shares or the Underlying Shares to the public without registration, the Company agrees to use reasonable best efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Investor owns any Registrable Shares, to furnish in writing upon such Investor’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company

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as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Registrable Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

13.                                 SUSPENSION.  Notwithstanding anything in this Agreement to the contrary, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Board has made the good faith determination (A) that continued use by the selling Investors of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (B) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (C) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company setting forth one or more of the above described circumstances, and the right of the selling Investors to use the Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the “Suspension Period”) of not more than thirty (30) days after delivery by the Company of the certificate referred to above in this Section 13; provided that the Company shall be entitled to no more than two such Suspension Periods during the twelve (12) month period commencing on the Closing Date and during each subsequent twelve (12) month period until the Mandatory Registration Termination Date (including any extension thereto).  During the Suspension Period, none of the Investors shall offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto) and each of the Investors shall keep the fact of the above described certificate and its contents confidential.  The Company shall use reasonable best efforts to terminate any Suspension Period as promptly as practicable.

11

14.                                 TRANSFER OF REGISTRATION RIGHTS.  None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto.  For purposes of this Section 14, the term “Qualifying Holder” shall mean, with respect to any Investor, (i) any partner or member thereof, (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, such Investor or any partner or member thereof, or (iii) any other direct transferee from such Investor of at least 50% of those Registrable Shares held by such Investor.  None of the rights of any Investor under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such person is eligible to resell such Registrable Shares pursuant to Rule 144 without restrictions.  After any transfer in accordance with this Section 14, the rights and obligations of an Investor as to any transferred Registrable Shares shall be the rights and obligations of the Investor Permitted Transferee holding such Registrable Shares.

15.                                 ENTIRE AGREEMENT.  This Agreement, the Warrants and the Securities Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

16.                                 MISCELLANEOUS.

(a)                                  This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company; provided, however, that this Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, in any way that materially adversely affects the rights and/or obligations of any Investor under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of the other Investors without the written consent of such adversely affected Investor. The Company shall give prompt written notice of any amendment, modification, termination or waiver hereof to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. Any amendment, modification, termination or waiver effected in accordance with this Section 16(a) shall be binding on all parties hereto, even if they do not execute such consent.

(b)                                 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 14 hereof are satisfied.  This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares provided that the terms and conditions of Section 14 hereof are satisfied.  Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor’s rights under this Agreement shall immediately terminate.

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(c)                                  Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing, addressed as set forth below and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three business (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case costs prepaid.

(i)  All correspondence to the Company shall be addressed as follows:

ARYx Therapeutics, Inc.
6300 Dumbarton Circle
Fremont, CA 94555
Attention:	Paul Goddard, Ph.D.
Chairman of the Board and
Chief Executive Officer
Facsimile:	510-585-2202

with a copy to (which shall not constitute notice):

Cooley Godward Kronish, LLP
Five Palo Alto Square
3000 El Camino Real,
Palo Alto, CA 94306
Attention:	Jim F. Fulton, Jr., Esq.
Facsimile:	650-849-7400

(ii)  All correspondence to any Investor shall be sent to such Investor at the address set forth in Exhibit A.

(iii)  Any entity may change the address to which correspondence to it is to be addressed by ten (10) days advance written notification as provided for herein.

(d)                                 The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(e)                                  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(f)                                    This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and

13

delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[SIGNATURE PAGE TO FOLLOW]

14

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date and year first above written.

ARYX THERAPEUTICS, INC.

By:	/s/ Paul Goddard
Name:	Paul Goddard, Ph.D.
Title:	Chairman of the Board and
Chief Executive Officer

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
GROWTH EQUITY OPPORTUNITIES FUND, L.L.C.

By: New Enterprise Associates 12, Limited
Partnership, its Member
By: NEA Partners 12, Limited
Partnership, its general partner
By: NEA 12 GP, LLC, its general
partner

	By:	/s/ Charles W. Newhall
	Name:	Charles W. Newhall
	Title:	Manager

Address:

c/o New Enterprise Associates
1119 St. Paul Street
Baltimore, MD 21201

	Facsimile:	(410) 752-7721

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its
General Partner
By: MPM BioVentures III LLC, its General
Partner

	By:	/s/ Nicholas Simon III
	Name:	Nicholas Simon III
	Title:	Series A Member

Address:

The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

	Facsimile:	(617) 425-9201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its
General Partner
By: MPM BioVentures III LLC, its General
Partner

	By:	/s/ Nicholas Simon III
	Name:	Nicholas Simon III
	Title:	Series A Member

Address:

The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

	Facsimile:	(617) 425-9201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By: MPM BioVentures III LLC, its General
Partner

	By:	/s/ Nicholas Simon III
	Name:	Nicholas Simon III
	Title:	Series A Member

Address:

The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

	Facsimile:	(617) 425-9201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its
General Partner
By: MPM BioVentures III LLC, its General
Partner

	By:	/s/ Nicholas Simon III
	Name:	Nicholas Simon III
	Title:	Series A Member

Address:

The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

	Facsimile:	(617) 425-9201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MPM ASSET MANAGEMENT INVESTORS 2002 BVIII LLC

	By:	/s/ Nicholas Simon III
	Name:	Nicholas Simon III
	Title:	Manager

Address:

The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116

	Facsimile:	(617) 425-9201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MPM BIOVENTURES STRATEGIC FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

	By:	/s/ Nicholas Simon III
	Name:	Nicholas Simon III
	Title:	Series A Member

Address:

The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116

	Facsimile:	(617) 425-9201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
ORBIMED ASSOCIATES LLC

	By:	/s/ Eric A. Bittelman
	Name:	Eric A. Bittelman
	Title:	CFO, OrbiMed Adivsors, LLC

Address:

OrbiMed Advisors LLC 767 Third Ave. 30th Floor New York NY 10017

Facsimile:

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
CADUCEUS PRIVATE INVESTMENTS, LP

	By:	/s/ Eric A. Bittelman
	Name:	Eric A. Bittelman
	Title:	CFO, OrbiMed Capital

Address:

OrbiMed Advisors LLC 767 Third Ave. 30th Floor New York NY 10017

Facsimile:

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
UBS JUNIPER CROSSOVER FUND, L.L.C.

	By:	/s/ Eric A. Bittelman
	Name:	Eric A. Bittelman
	Title:	CFO, OrbiMed Adivsors, LLC

Address:

OrbiMed Advisors LLC 767 Third Ave. 30th Floor New York NY 10017

Facsimile:

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
Jennison Health Sciences Fund, a series of Jennison Sector Funds, Inc. (the “Fund”)

By: Jennison Associates LLC (“Jennison”), as sub-adviser to the Fund

	By:	/s/ David Chan
	Name:	David Chan
	Title:	Managing Director of Jennison and
Portfolio Manager to the Fund

Address:

c/o Jennison Associates LLC 466 Lexington Ave New York NY 10017

	Facsimile:	(212) 986-6138

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
Pacific Select Fund, Health Sciences Portfolio (the “Fund”)

By: Jennison Associates LLC (“Jennison”), as sub-advisor to the Fund

	By:	/s/ David Chan
	Name:	David Chan
	Title:	Managing Director of Jennison and
Portfolio Manager to the Fund

Address:

c/o Jennison Associates LLC 466 Lexington Ave New York NY 10017

	Facsimile:	(212) 986-6138

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
NEXUS GEMINI, L.P.

	By:	/s/ Dominique Semon
	Name:	Dominique Semon
	Title:	Fund Manager

Address:

Merlin Nexus 230 Park Avenue, Suite 928 New York NY 10169

	Facsimile:	(646) 227-5201

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

INITIAL INVESTOR:
MONTREUX EQUITY PARTNERS III SBIC, LP

	By:	/s/ Manish Chapekar
	Name:	Manish Chapekar
	Title:	Managing Director of the General
Partner

Address:

3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025

	Facsimile:	(650) 234-1250

ARYX THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE

EXHIBIT A

Investor Name and Address

Growth Equity Opportunities Fund, LLC

c/o New Enterprise Associates

1119 St. Paul Street

Baltimore, MD 21201

MPM BioVentures III, L.P.

MPM BioVentures III-QP, L.P.

MPM BioVentures III GMBH & Co. Beteiligungs KG

MPM BioVentures III Parallel Fund, L.P.

MPM Asset Management Investors 2002 BVIII LLC

MPM BioVentures Strategic Fund, L.P.
The John Hancock Tower

200 Clarendon Street, 54th Floor

Boston, MA 02116

Attn: Nicholas J. Simon III

Caduceus Private Investments, L.P.

OrbiMed Associates LLC

UBS Juniper Crossover Fund, LLC

Orbimed Advisors LLC

767 Third Ave. 30th Floor

New York, NY  10017

Attn: Eric A. Bittleman

IFTCO, as nominee for Pacific Select Fund, Health Sciences Portfolio

David Chan

c/o Jennison Associates LLC

466 Lexington Ave.

New York, NY 10017

Hare & Co., as nominee for Jennison Health Sciences Fund

David Chan

c/o Jennison Associates LLC

466 Lexington Ave.

New York, NY 10017

Nexus Gemini, LP

Dominique Semon

230 Park Ave., Ste. 928

New York, NY 10169

Montreux Equity Partners III SBIC, LP
3000 Sand Hill Road

Building 1, Suite 260
Menlo Park, CA 94025-7073
Attn: Manish Chapekar

A-1

EXHIBIT B

Instrument of Adherence

Reference is hereby made to that certain Registration Rights Agreement, dated as of November 11, 2008, among ARYx Therapeutics, Inc., a Delaware corporation (the “Company”), the Initial Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [                      ] shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees.  This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:
Name:
Title:

Accepted:

[                                                ]

By:
Name:
Title:

Date:                    , 200

B-1